Execution Version
VOTING AGREEMENT

VOTING AGREEMENT, dated as of August 27, 2024 (together with the Schedules hereto, as amended, this “Agreement”), by and among TechPrint Holdings, LLC, a Delaware limited liability company (the “Parent”), the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), and ARC Document Solutions, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial (within the meaning of Rule 13d-3 promulgated under the Exchange Act) owner of the number of Shares set forth opposite such Stockholder’s name on Schedule A attached hereto and incorporated herein by reference (together with such additional shares of capital stock of the Company that become owned of record or beneficially by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, or by Parent, in each case, after the date hereof until the Expiration Date (as defined below), the “Subject Shares”);
WHEREAS, concurrently with the execution of this Agreement, Parent, TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent;
WHEREAS, concurrently with the execution of this Agreement, the Stockholders are entering into a Rollover Agreement with Parent (the “Rollover Agreement”), pursuant to which, subject to the terms and conditions contained therein, the Stockholders have agreed to contribute, transfer and assign to Parent all of his, her or its right, title and interest in the number of Subject Shares specified therein at the time or times specified therein;
WHEREAS, the Company Board (acting on the recommendation of the Special Committee) has by unanimous vote of the Non-Recused Directors (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to the Company and its stockholders (other than the holders of Excluded Shares), (ii) approved and declared advisable the Merger Agreement and the transactions contemplated hereby, including the Merger, (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iv) resolved to recommend that the stockholders of the Company vote to approve the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for its adoption; and
WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that Parent and the Stockholders enter into this Agreement, and Parent and the Stockholders desire to enter into this Agreement to induce the Company to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:
1.Voting of Shares. From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, Parent and each Stockholder shall appear in person or by proxy at every such meeting, and at every adjournment or postponement thereof, and vote or cause to be voted the Subject Shares (unless the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has made a Change of Recommendation) (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and (ii) against any other action, agreement or transaction that has not been recommended by the Company Board (acting on the recommendation of the Special Committee) or the Special Committee and that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.
2.Transfer of Shares. Parent and each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, such Person will not, directly or indirectly, (i) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be transferred, any of the Subject Shares (provided, that nothing in this clause (i) shall prohibit Transfers of Subject Share(s) from any Stockholder(s) to Parent or any other Stockholder(s)), (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement, arrangement or understanding with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other agreement, arrangement or understanding with respect to the Transfer of any Subject Shares or (iv) take any other action for the purpose of materially restricting, limiting or interfering with the performance of Parent’s or such Stockholder’s obligations hereunder. The foregoing restrictions on Transfers of Subject Shares shall not prohibit any Transfers of Subject Share(s) by Parent or any Stockholder in connection with the transactions contemplated by the Merger Agreement, the Rollover Agreement or the Equity Commitment Letter.
3.Acquisition Proposals.
Nothing in this Agreement shall limit or restrict Parent or any Stockholder from engaging in discussions and/or negotiations with Parent and/or any other Stockholder in furtherance of Parent’s negotiations with the Company to make adjustments or revisions to the terms of the Merger Agreement, the Commitment Letters and/or the Guarantee as permitted by Section 6.2 of the Merger Agreement.
4.Additional Covenants.
(a)Waiver of Appraisal Rights. Parent and each Stockholder hereby waives, to the full extent of the Law, and agrees not to assert, any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger (unless the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has made a Change of Recommendation) with respect to any and all Subject Shares.
(b)Documentation and Information. Parent and each Stockholder shall permit and hereby authorizes the Company and each Stockholder shall permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company Board (acting on the recommendation of the Special Committee), the Special Committee or Parent reasonably determines to be necessary in connection with the Merger and any of the related transactions, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s commitments and obligations under this Agreement.
5.Representations and Warranties of Parent and each Stockholder. Parent and each Stockholder on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to such Person as follows:
(a)Authority. Such Person has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Person and constitutes a valid and binding obligation of such Person enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. If such Person is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Other than as provided in the Merger Agreement and any filings by such Person with the SEC, the execution, delivery and performance by such Person of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or such Person’s ability to observe and perform such Person’s material obligations hereunder.
(b)No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Person or to such Person’s property or assets.
(c)The Subject Shares. Such Stockholder is the record and beneficial owner of, as such ownership is determined in accordance with Section 13(d) of the Exchange Act, or is a trust or estate that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A attached hereto and incorporated herein by reference, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than (i) such Stockholder’s obligation to contribute, transfer and assign all of such Stockholder’s right, title and interest in the Subject Shares pursuant to the Rollover Agreement and (ii) any of the foregoing that would not prevent or delay Parent’s or such Stockholder’s ability to perform Parent’s or such

Stockholder’s obligations hereunder. Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A attached hereto and incorporated herein by reference (except for any shares of the capital stock of the Company issuable to such Stockholder pursuant to a Rollover Company Option). Such Stockholder has, or, subject to the terms of the Rollover Agreement, Parent or such Stockholder will have at the time of the applicable stockholder meeting, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Subject Shares (it being understood (x) in the case of Stockholders that are trusts, that the trustees thereof have the right to cause such Stockholders to take such actions, and (y) in the case of Subject Shares held in a 401(k) plan, any such Subject Shares for which a direction to vote is not given may be voted in accordance with the plan documents), and none of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or delay Parent’s or a Stockholder’s ability to perform its obligations hereunder. Except for the Rollover Agreement, (i) there are no agreements, arrangements or understandings of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder’s name on Schedule A attached hereto and incorporated herein by reference (other than a Transfer from one Stockholder to another Stockholder or to Parent) and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.
(d)Reliance by the Company. Such Person understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Person’s execution and delivery of this Agreement.
(e)Litigation. As of the date hereof, to the knowledge of such Person, there is no action, proceeding or investigation pending or threatened against such Person that questions the validity of this Agreement or any action taken or to be taken by such Person in connection with this Agreement.
(f)Other Agreements. Such Person is not subject to any obligation that would restrict it from making an Acquisition Proposal, in each case other than as provided in the Confidentiality Agreement. As of the date hereof, other than the Rollover Agreement, the Confidentiality Agreement (and Undertakings thereunder), the Commitment Letters, the Guarantee and this Agreement (collectively, the “Subject Agreements”), true and complete copies of which have been provided to the Company, there are no contracts, undertakings, commitments, agreements, obligations, arrangements or understandings, whether written or oral, between such Person or any of its Affiliates, on the one hand, and any other Person, on the other hand, relating in any way to the Merger Agreement or the transactions contemplated by the Merger Agreement, or to the ownership or operations of the Company after the Effective Time. Except as expressly set forth therein, none of the Subject Agreements shall survive termination of the Merger Agreement without consummation of the Merger. Such Person will not agree to amend any Subject Agreement to which it is a party or enter into any agreement that would be required to be included in the definition of Subject Agreement if such agreement were in existence on the date hereof, in each case if such amendment or agreement would restrict such Person from taking any of the actions set forth in the first sentence of this paragraph (f) or otherwise restrict or prevent such Person from complying with its obligations hereunder.
(g)Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Person.
(h)Waiver of Appraisal Rights. Such Person (i) is sophisticated and informed, (ii) has specifically assented to this Agreement in exchange for valuable consideration, (iii) was represented by counsel in connection with this Agreement and (iv) had the ability to negotiate the terms and provisions of this Agreement.
6.Representations and Warranties of the Company. The Company represents and warrants to Parent and the Stockholders as follows: The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and any other transactions contemplated by this Agreement and the Merger Agreement, subject only to obtainment of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.
7.Stockholder Capacity. No Person executing this Agreement (other than the Company) who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement, arrangement or understanding in this Agreement in such Person’s capacity as a director or officer of the Company. Each Person executing this Agreement (other than the Company) is entering into this Agreement solely in such Person’s capacity as the present or future record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by such Person in such Person’s capacity as a director or officer of the Company. The taking of any actions (or any failures to act) by a Person executing this Agreement (other than the Company) in such Person’s capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

8.Termination. This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of: (A) the Effective Time, (B) the termination of the Merger Agreement in accordance with its terms and (C) any written agreement of Parent, the Stockholders and the Company to terminate this Agreement.
9.Specific Performance. Parent and each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) the Company is relying on such covenants in connection with entering into the Merger Agreement and (c) irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that such Person does not perform any of the provisions of this Agreement (including failing to take such actions as are required of such Person hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach or threaten to breach any such provision. It is accordingly agreed that, at any time prior to the Expiration Date, the Company shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, in the Chosen Courts without proof of actual damages (and Parent and each Stockholder hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Parent and each Stockholder further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable or not appropriate for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

10.Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)This Agreement and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties to this Agreement (i) expressly submits to the personal jurisdiction and venue of the Chosen Courts, in the event any dispute between the parties to this Agreement (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (iii) agrees that it shall not bring any claim, action or proceeding against any other parties to this Agreement that many directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder in any court other than the Chosen Courts. Each party to this Agreement hereby irrevocably consents to the service of process of any of the Chosen Courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 13, such service to become effective ten (10) days after such mailing.
(b)WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING THAT MAY DIRECTLY OR INDIRECTLY BE BASED UPON, RELATE TO OR ARISE OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREUNDER. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(b).
11.Entire Agreement; Amendments. This Agreement and the Merger Agreement constitute the entire agreement with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Company, Parent and each of the Stockholders in writing. No amendment or waiver of any provision of this Agreement and no decision or determination shall be made, or action taken, by the Company under or with respect to this Agreement without first obtaining the approval of the Special Committee. In addition to any approval of the Company Board, and without limiting the other requirements set forth herein, the prior approval of the Special Committee shall be required for the Company to take or refrain from taking any action in connection with this Agreement at the request or direction of Parent and/or one or more of the Stockholders.
12.Assignment; No Third-Party Beneficiaries. No Party to this Agreement may assign such party’s respective rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the other parties hereto. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.
13.Notice. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties to this Agreement shall be in writing and (a) served by personal delivery upon the Party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email; provided that the transmission of the email is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein:

(A)	if to the Company to:

ARC Document Solutions, Inc.
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Special Committee of the Board of Directors
Email: BradBrooksARCDS@outlook.com

with a copy to (which shall not constitute notice):

K&L Gates LLP
300 South Tryon Street, Suite 1000
Charlotte, North Carolina 28202
Attention: Sean M. Jones; Coleman Wombwell
Email: Sean.Jones@klgates.com; Coleman.Wombwell@klgates.com

with a copy to (which shall not constitute notice):

Wilmer Cutler Pickering Hale and Dorr LLP
2600 El Camino Real, Suite 400
Palo Alto, California 94306
Attention: Glenn Luinenburg; Eric Hanson
Email: glenn.luinenburg@wilmerhale.com; eric.hanson@wilmerhale.com

(B) if to Parent:

ARC Document Solutions, Inc.
c/o TechPrint Holdings, LLC
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: suriyakumars@icloud.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Terrence R. Allen
Email: tallen@loeb.com

(C)    if to any Stockholders to the addresses or email address set forth on the signature page hereto (or such other address or email address as shall be specified by like notice).

or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of receipt by the recipient if sent by email and followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein.
14.Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
15.Section Headings. The article and section headings of this Agreement are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
16.Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile, of “.pdf” transmission), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered (electronically or otherwise) to the other parties to this Agreement.
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[Signature Page to Voting Agreement]
239587445.3
243335-10001

319304296.10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ARC DOCUMENT SOLUTIONS, INC.

By: _/s/ Tracey Luttrell____________________
Name: Tracey Luttrell
Title: Corporate Counsel and Corporate
Secretary

[Signature Page to Voting Agreement]
239587445.3
243335-10001

319304296.10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT:

TECHPRINT HOLDINGS, LLC

By: _/s/ Kumarakulasingam Suriyakumar___
Name: Kumarakulasingam Suriyakumar
Title: Manager

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

KUMARAKULASINGAM SURIYAKUMAR

By: __/s/ Kumarakulasingam Suriyakumar__
Name: Kumarakulasingam Suriyakumar

Address:
ARC Document Solutions, Inc.
c/o Kumarakulasingam Suriyakumar
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar

Email: [**]

[Signature Page to Voting Agreement]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

DILANTHA WIJESURIYA

By: _/s/ Dilantha Wijesuriya________
Name: Dilantha Wijesuriya

Address:
ARC Document Solutions, Inc.
c/o Dilantha Wijesuriya
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Dilantha Wijesuriya

Email: [**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

JORGE AVALOS

By: _/s/ Jorge Avalos_____________
Name: Jorge Avalos

Address:
ARC Document Solutions, Inc.
c/o Jorge Avalos
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Jorge Avalos

Email: [**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

RAHUL ROY

By: _/s/ Rahul Roy___________________
Name: Rahul Roy

Address:
ARC Document Solutions, Inc.
c/o Rahul Roy
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Rahul Roy

Email: [**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

SUJEEWA SEAN PATHIRATNE

By: _/s/ Sujeewa Sean Pathiratne_______
Name: Sujeewa Sean Pathiratne

Address:
[**]

Email: [**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

SURIYAKUMAR FAMILY TRUST

By: _/s/ Kumarakulasingam Suriyakumar__
Name: Kumarakulasingam Suriyakumar

Address:
ARC Document Solutions, Inc.
c/o Suriyakumar Family Trust
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar

Email: [**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

SHIYULLI SURIYAKUMAR 2013 IRREVOCABLE TRUST

By: _/s/ Shiyulli Suriyakumar___________
Name: Shiyulli Suriyakumar

Address:
[**]

Email: [**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

SEIYONNE SURIYUKUMAR 2013 IRREVOCABLE TRUST

By: _/s/ Seiyonne Suriyukumar ________
Name: Seiyonne Suriyukumar

Address:
[**]

Email: [**]

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SCHEDULE A

Name of Stockholder	Number of Shares
Kumarakulasingam Suriyakumar	1,722,244
Dilantha Wijesuriya	690,652
Jorge Avalos	378,410
Rahul Roy	332,500
Sujeewa Sean Pathiratne	443,274
Suriyakumar Family Trust	1,732,171
Shiyulli Suriyakumar 2013 Irrevocable Trust	500,000
Seiyonne Suriyukumar 2013 Irrevocable Trust	500,000

[Signature Page to Voting Agreement]